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                                                                    Exhibit 23.5


                                ARTHUR ANDERSEN

INDEPENDENT AUDITORS' CONSENT
                                                           ____________________
                                                           Jersey
To the Board of Directors
Of AerCo Limited (the "company")

As independent public accountants, we hereby consent to the use of our reports dated December 2, 1997 included in the Prospectus, which is part of this Registration Statement, and to all the references to our firm included in or
made a part of this Registration Statement on Form F-4 (file no. 333-    ) of
AerCo Limited.

/s/ Arthur Andersen

Arthur Andersen
Chartered Accountants
St Helier, Jersey

November 9, 1998